                            CERTIFICATE OF AMENDMENT

                         TO THE CERTIFICATE OF FORMATION

                                       OF

                       PRODUCTION RESOURCES GROUP, L.L.C.



     THE UNDERSIGNED, pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101 et. seq., does hereby certify:

          That the certificate of formation of Production Resources Group, L.L.C. (the "Company"), filed with the Secretary of State of the State of Delaware on August 7, 1995, has been amended to change the name of the Company to:

                   Production Resource Group, L.L.C.

     IN WITNESS WHEREOF, I have hereunto set my hand on this 4th day of June, 1996.

                                  PRODUCTION RESOURCE GROUP, L.L.C.

                                  By:  /s/ Kevin Baxley
                                       --------------------------------------
                                       Kevin Baxley, Executive Vice President
                                       Duly Authorized

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                            CERTIFICATE OF FORMATION

                                       OF

                       PRODUCTION RESOURCES GROUP, L.L.C.

     This Certificate of Formation of Production Resources Group, L.L.C. (the "LLC"), dated August 4, 1995, is being duly executed and filed by Kevin J. Baxley, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101 et seq.)

     First. The name of the limited liability company formed hereby is Production Resources Group, L.L.C.

     Second. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1290 Orange Street, Wilmington, DE 19801.

     Third. The name and address of the registered agent for service of process on the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                  By:  /s/ Kevin Baxley
                                       --------------------------------------
                                       Kevin Baxley, Executive Vice President
                                       Duly Authorized